Exhibit 10.6
THIRD AMENDMENT
TO THE
PRUDENTIAL INSURANCE COMPANY OF AMERICA
DEFERRED COMPENSATION PLAN

(As amended and restated effective as of December 1, 2015)

(Amending to allow previously eligible Employees to continue participation in the Plan following transition to the Prudential Compensation Plan)

Purpose and Background:

A.The Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan” or “Plan”) was last amended and restated effective as of December 1, 2015.

B.Pursuant to Section 8.1(a) of the Deferred Compensation Plan, the Committee established under Article VII of the Plan may adopt certain amendments to the Plan without the approval of the Compensation Committee of the Board of Directors of Prudential that (i) are necessary or advisable for purposes of compliance with applicable laws and regulations; (ii) relate to administrative practices under the Deferred Compensation Plan; (iii) relate to the selection or deletion of additional notional investment options for Participants in their accounts; or (iv) have an insubstantial economic effect on the Deferred Compensation Plan.

C.Pursuant to Section 7.1 of the Deferred Compensation Plan, the Vice President - Compensation, the role held by Vice President, Head of Total Rewards and HR Operations (“VP-Total Rewards”) is deemed to be the Committee established under Article VII of the Deferred Compensation Plan.

D.Individuals in Enterprise Risk Management and Corporate Development – Mergers and Acquisitions were transitioned on July 1, 2024, from participation in the Corporate Investment Professional Annual Incentive Plan to participation in the Prudential Financial, Inc. Compensation Plan (the “Transition”).

E.As a result of the Transition, certain high compensated employees who were previously eligible to participate in the Deferred Compensation Plan while covered by the Corporate Investment Professional Annual Incentive Plan were no longer eligible to participate in the Deferred Compensation Plan based on their grade level under the Prudential Financial, Inc. Compensation Plan.

F.Accordingly, the VP-Total Rewards wishes to amend the Deferred Compensation Plan to allow for the continued eligibility of certain employees affected by the Transition.

G.The VP-Total Rewards has determined that the foregoing amendments are within the scope of authority granted to her under the terms of the Deferred Compensation Plan.

Resolutions:

1.Effective December 19, 2024, Section 3.1(a) of the Deferred Compensation Plan is amended and restated to read as follows:

3.1 Eligibility and Participation

(a) Eligibility. Eligibility to participate in the Plan shall be limited to any one of the following Employees (each, an “Eligible Employee”) who is:

(i) at Vice President rank (Grade 06P) and above,

(ii) at Managing Director rank and above; and/or

(iii) The following select group of management and highly compensated Employees who satisfy the Annual Compensation threshold set forth below as of the particular Plan Year (if noted):

(A) For Plan Year 2000 Deferral Commitments only:

(I) An Investment Professional at Senior Vice President and Vice President rank whose Annual Compensation exceeds (or is anticipated to exceed) $200,000 in any Plan Year; and

(II) An Institutional and Retirement Sales Professional at Vice President rank whose Annual Compensation exceeds (or is anticipated to exceed) $250,000 in any Plan Year;

(B) For Plan Year 2001 Deferral Commitments and beyond:

A Home Office Sales Professional at grade LMS and above or at grade 540 and above whose Annual Compensation exceeds $250,000 (or such greater or less amount as the Committee shall specify from time to time, to be effective as of any future Plan Year) for such Plan Year;

(C) An Insurance Sales Agent whose Annual Compensation exceeds $150,000 (or such greater or less amount as the Committee shall specify from time to time, to be effective as of any future Plan Year) for such Plan Year; and/or

(D) An Employee in Enterprise Risk Management or Corporate Development – Mergers and Acquisition:

(I) who was, as of June 30, 2024, a participant in the Corporate Investment Professional Annual Incentive Plan at grade 540, 550, 560, or 56A;

(II) who, on July 1, 2024, became a participant in the Prudential Financial Inc. Compensation Plan (the “PCP”) at grade 7A or 7P, and continues to be in grade 7A or 7P;

(III) whose Annual Compensation (as calculated as if the Employee was a Home Office Sales Professional) exceeds $250,000, (or such greater or lesser amount as the Committee shall specify from time to time, to be effective as of any future Plan Year) for such Plan Year; and

(IV) that would otherwise be treated as an “Eligible Employee” as defined under the Plan but for such transition.

2.All capitalized terms not defined herein shall have the meanings ascribed to them in the Deferred Compensation Plan.

3.Except where otherwise expressly amended herein, the Deferred Compensation Plan is ratified and confirmed and shall continue in full force and effect.

Adopted on behalf of The Prudential Insurance Company of America.

Date: December 20, 2024	By:	/s/ Kate Tekker
Kate Tekker
Vice President
Head of Total Rewards and HR Operations